INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-38591 of Outdoor Systems, Inc. on Form S-8 of our report dated May 30, 1999 appearing in this Annual Report on Form 11-K of the Outdoor Systems, Inc. 401(k) Plan for the year ended December 31, 1998.

Phoenix, Arizona
June 29, 1999